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                                                                    Exhibit 10.8

                              AMENDED AND RESTATED

                          FORMULA DEVELOPMENT AGREEMENT

     THIS FORMULA DEVELOPMENT AGREEMENT is executed this 21st day of May, 2004, and made effective as of February 1, 2004, by and between CARL KARCHER ENTERPRISES, INC., a California corporation ("CKE") and PIERRE FOODS, INC., a North Carolina corporation ("Vendor").

                                    RECITALS

     1.   CKE desires to introduce new products in its restaurant systems.

     2. Vendor is in the business of developing formulations and producing and manufacturing products of the type and kind contemplated by this Agreement.

     3. VENDOR has developed a product which CKE desires to consider for use in its restaurant systems.

     NOW, THERFORE, in consideration of the mutual promises herein made, the parties agree as follows:

     1. Vendor has developed specifications and desired elements or characteristics for the following products (individually each a "Product" and collectively the "Products"):

          Angus Beefsteak Patty 5.65 oz. Item #9598

     2. Simultaneously with the execution of this Agreement, the parties entered into an Amended and Restated Agreement for the Products (the "Product Contract").

     3. So long as the Purchase Threshold (as defined herein) is met, Vendor grants CKE, together with its parent, subsidiary and affiliate corporations, an exclusive right to purchase the Products. It is expressly understood that Vendor will process and manufacture the Products utilizing certain proprietary processes, methods, ingredients and formulas (collectively, the "Formula") described on Exhibit A attached hereto and in accordance with CKE's Finished Product Specifications attached to the Product Contract. The parties agree and acknowledge that Vendor has ownership of the Formula. Other than for the rights granted herein to CKE by Vendor, CKE, together with its parent, subsidiary and affiliate corporations, will not by virtue of this relationship acquire or claim any proprietary interest in: (i) the Formula of Vendor utilized in the manufacture and production of the Products, (ii) any patents, patent applications, proprietary information, processes or methods containing confidential information of Vendor and belonging to Vendor, (iii) any software, trade secrets or other proprietary information, methods or processes licensed by third parties to Vendor, or (iv) any other products, recipes, formulas, techniques, procedures, or processes of the Vendor and belonging to Vendor.

                                           Confidential information redacted and
Omitted portions are indicated by [***].   filed separately with the Commission.

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     4.   CKE acknowledges that it is aware that Vendor presently manufactures various protein and sandwich products substantially similar to the Products for third parties and for its own branded sandwiches. This Agreement shall not limit the right of Vendor to continue the manufacture and sale of any products and/or branded items as they are presently or hereafter may be constituted or to develop and process other branded items or products for itself or others; PROVIDED, HOWEVER, that notwithstanding the foregoing, so long as the Purchase Threshold is met, Vendor may not:

          (i) manufacture for or sell to any third party, except under the HARDEE'S Agreement (as herein defined), or for its own use any Angus Beef Burger Product that uses the same proprietary spices in the Angus meat block formula used in the manufacture of the Product, or

          (ii) manufacture for or directly sell to any Competitor of CKE (as defined herein) any Angus Beef Burger Product confusingly similar to a Product. "Angus Beef Burger Product" means a beef patty consisting of more than 51% of black cattle beef with a raw weight range and with respect to a Product (so long as the Product is subject to the Product Contract) within .3oz., plus or minus, of the raw weight of such Product.

     5. For purposes of this Agreement, the term "Competitor of CKE" shall mean any national or regional chain of "quick" service restaurants or food shops with one hundred (100) or more restaurants or shops operated under the same tradename in which food is prepared on- premises and sold at an inside counter, table service or drive-thru window, intended for immediate on-premises, off-premises, or in-vehicle consumption.

     6. For the purposes of this Agreement, "Purchase Threshold" means the purchase under the Product Contract by CKE and its parent, subsidiary, and affiliate corporations of *** pounds aggregate of Products from Vendor during each rolling twelve (12) month trailing period, the first test period ending fourteen (14) months after the month in which first delivery of Products is made under the Product Contract. If less than *** pounds is available in any such period for sale by Vendor, then such lesser amount available shall be the Purchase Threshold.

     7. CKE agrees as a condition of this Agreement that CKE will not contract with more than two (2) other manufacturers (other than Vendor) at any one time to manufacture and produce the Products for CKE, said other manufacturers to be the same manufacturers as mutually agreed by CKE and HARDEE'S (herein defined) and designated under the HARDEE'S Agreement. Vendor agrees that as a condition of this Agreement that Vendor so long as the Purchase Threshold is met will enter into agreements without royalty or fee with such other manufacturers (designated under the HARDEE'S Agreement) to license the use of Vendor's proprietary Formula for the Products to said manufacturers solely for the purpose of manufacturing and producing the Products for CKE. Provided, notwithstanding the foregoing sentence, Vendor agrees that CKE may engage one or two of the aforesaid designated manufacturers which Vendor will license to use the Formula during the time period beginning as

                                           Confidential information redacted and
Omitted portions are indicated by [***].   filed separately with the Commission.

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of the date of this Agreement until the Purchase Threshold is first tested.
Failure by Vendor to enter into a license agreement with a designated manufacturer within a reasonable time, through no fault of the designated manufacturer, shall constitute a material default under this Agreement. It is expressly understood and agreed by the parties that other than licensing the use of the Formula, Vendor shall have no further role in the relationship between CKE and the other said manufacturer.

     8. Vendor represents and warrants that it owns the formulations and specifications to manufacture the Products free and clear and has the right to enter into this Agreement and grant CKE and its parent, subsidiary, and affiliate corporations the exclusive right to purchase the Products pursuant to
Section 3 and the right to license its proprietary formulas and specifications for the production and manufacture of the Products under Section 7.

     9. It is expressly acknowledged that the Vendor in consideration of the premises herein and other consideration received, the legal sufficiency of which is acknowledged, does hereby grant CKE the right of first refusal hereinafter described. Upon the occurrence of any one of the following events, CKE upon written notice to Vendor shall have the right of first refusal to purchase the Formula, and all rights of ownership thereto, from the Vendor for a purchase price and purchase terms provided in writing by Vendor to CKE within fourteen
(14) calendar days following the occurrence of any such event. CKE shall have fourteen (14) calendar days after receiving the purchase price and purchase terms notice within which to accept or decline Vendor's proposal. If CKE declines to purchase the Formula during such time period, then Vendor shall be free to contract with and sell to any third party the Formula unencumbered without restriction, but not on different terms than those offered to CKE without giving CKE a fourteen (14) day right of first refusal concerning the same. From the date of the occurrence of any one of the events until the date on which the Formula is purchased by CKE or by a third party under this provision, Vendor shall permit CKE, or any manufacturer designated by CKE, to produce the Products for CKE under the terms of the standard license agreement set forth in
Section 7 hereunder.

          a. The Vendor ceases to manufacture or is unable to manufacture the Product for any reason for a period of thirty (30) consecutive calendar days excepting a Force Majeure (as defined in the Product Contract) provided Vendor shall cooperate in good faith in such event with CKE and its then designated manufacturers and any other temporary designated manufacturer appointed by CKE to ensure appropriate supply of Products until Vendor can resume production and supply of the Products as contemplated under the Product Contract, at which point the rights and obligations of the parties under the Product Contract shall resume. In such a Force Majeure event, until Vendor is able to resume its supply obligations under the Product Contract, the Purchase Threshold and Volume Requirements (as defined in the Product Contract) shall be waived;

                                           Confidential information redacted and
Omitted portions are indicated by [***].   filed separately with the Commission.

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          b.     Excepting by reason of delay or default of persons outside the control of Vendor, the Vendor fails to perform or observe any portion of its obligations under Section 7 herein at any time;

          c. The Vendor ceases to do business as a manufacturer of beef products for any reason; and

          d. The Vendor (i) voluntarily commences any proceeding or file any petition seeking relief under any Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consents to the institution of, or fails to contravene in a timely and appropriate manner, any such proceeding or the involuntary filing of any such petition, (iii) applies for or consents to the appointment of a receiver, trustee, custodian, or similar official of itself or of a substantial part of its property, (iv) files an answer admitting the material allegations of a petition filed against it in any voluntary or involuntary bankruptcy proceeding, (v) makes a general assignment for the benefit of creditors, (vi) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (vii) takes any corporate or other action for the purpose of effecting any of the foregoing. Provided in the event of a Chapter 11 reorganization, if the trustee affirms the Product Contract and the associated agreements, and the Vendor affirmatively shows its ability to produce and supply, and so long as it does so, the Products in accordance with the Product Contract, such event so long as in Chapter 11 status, or a complete discharge therefrom, shall not be deemed an event under this subsection (d).

     10. The parties recognize the unique nature of this Agreement due to the uniqueness of the Product, the health and liability issues integral to the Product and the effect of the Product on the reputation of CKE and Vendor. Accordingly, the parties agree that this Agreement is personal in nature and that neither party may assign or otherwise transfer its rights and obligations under this Agreement to another party without the express prior written consent of the non-transferring party which consent will not be unreasonably withheld. This Agreement shall be binding on and inure to the benefit of the parties hereunder and their respective approved successors and assigns.

     11. This Agreement shall be governed by the laws of the State of California. The parties consent to the exclusive jurisdiction of the state and federal courts of the State of California for the adjudication of matters arising out of this Agreement; and neither party will assert FORUM NON CONVENIENS with respect to such venue. This Agreement, and all Exhibits, are only valid if and when duly signed by authorized representatives of both parties. No third party is authorized to amend or waive, on behalf of CKE, any provision of this Agreement.

     12. There are no understandings, agreements, or representations, express or implied, not specified herein. This Agreement amends, restates and supercedes that certain Formula Development Agreement pertaining to the subject matter hereof executed by the parties on February 1, 2004. This Agreement may not be amended except in a writing signed by the parties.

                                           Confidential information redacted and
Omitted portions are indicated by [***].   filed separately with the Commission.

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     13.  It is expressly agreed and acknowledged that Vendor has entered into a certain Amended and Restated Agreement dated of even date and effective December 1, 2002 with HARDEE'S Food Systems, Inc. ("HARDEE'S"), which agreement, and any amendments and attachments thereto including the Amended and Restated Formula Development Agreement between HARDEE'S and the Vendor, dated of even date and effective as of December 1, 2002 (all the "HARDEE'S Agreement), grant to HARDEE'S the right to purchase products similar to the Products in accordance with the terms and conditions therein. Notwithstanding anything herein to the contrary, CKE acknowledges that the rights, privileges, and options of HARDEE'S under the HARDEE'S Agreement, and the terms thereof, shall not be deemed a violation of the Product Contract, this Agreement, or any agreements delivered therewith.

     Executed the 21st day of May, 2004 and effective as of February 1, 2004.

CARL KARCHER ENTERPRISES, INC.             PIERRE FOODS, INC.


By: /s/ John Dunion                        By: /s/ Robert C. Naylor
   -----------------------------------        ----------------------------------
    John Dunion                                Robert C. Naylor
    Executive Vice President                   Senior Vice President-Sales

                                           Confidential information redacted and
Omitted portions are indicated by [***].   filed separately with the Commission.

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